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                                                                    Exhibit 23.2


                        CONSENT OF LAWRENCE F. SHAY, ESQ.

                  As General Counsel, Vice President and Corporate Secretary of the Company, I hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of InterDigital Communications Corporation, Registration No. 333-85692, of my legal opinion dated April 5, 2002 concerning the validity of the shares offered under such Registration Statement, and I further consent to the use of my name under the section captioned "Legal Matters" in the Prospectus which is a part of such Registration Statement.



                       /s/ Lawrence F. Shay
                       -------------------------------------------------------
                       Lawrence F. Shay
                       Vice President, General Counsel and Corporate Secretary






King of Prussia, Pennsylvania
November 13, 2002